EXHIBIT 4.2


                                                              [EXECUTED VERSION]





                        MORGAN STANLEY ABS CAPITAL I INC.
                                   Depositor,





                                       and

                           CDC MORTGAGE CAPITAL INC. ,
                               Unaffiliated Seller




                           ---------------------------




                         UNAFFILIATED SELLER'S AGREEMENT

                            Dated as of April 1, 2002










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                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions.....................................................1


                                ARTICLE II

               PURCHASE, SALE AND CONVEYANCE OF MORTGAGE LOANS

Section 2.01.  Agreement to Purchase the Mortgage Loans........................2
Section 2.02.  [Reserved]......................................................3
Section 2.03.  Purchase Price..................................................3
Section 2.04.  Conveyance of Mortgage Loans; Possession of Mortgage Files......3
Section 2.05.  Examination of Mortgage Files...................................3
Section 2.06.  Books and Records...............................................4
Section 2.07.  Cost of Delivery and Recordation of Documents...................4


                                ARTICLE III

                      REPRESENTATIONS AND WARRANTIES

Section 3.01.  Representations and Warranties as to the Unaffiliated Seller....4
Section 3.02.  Representations and Warranties of the Depositor.................6


                                ARTICLE IV

                          THE UNAFFILIATED SELLER

Section 4.01.  Covenants of the Unaffiliated Seller............................7
Section 4.02.  Merger or Consolidation.........................................7
Section 4.03.  Costs...........................................................7


                                 ARTICLE V

                           CONDITIONS OF CLOSING

Section 5.01.  Conditions of Depositor's Obligations...........................8
Section 5.02.  Conditions of Unaffiliated Seller's Obligations................10
Section 5.03.  Termination of Depositor's Obligations.........................11


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                                ARTICLE VI

                               MISCELLANEOUS

Section 6.01.  Notices........................................................11
Section 6.02.  Severability of Provisions.....................................11
Section 6.03.  Agreement of Unaffiliated Seller...............................11
Section 6.04.  Survival.......................................................11
Section 6.05.  Effect of Headings and Table of Contents.......................12
Section 6.06.  Successors and Assigns.........................................12
Section 6.07.  Confirmation of Intent; Grant of Security Interest.............12
Section 6.08.  Miscellaneous..................................................12
Section 6.09.  Amendments.....................................................12
Section 6.10.  Third-Party Beneficiaries......................................13
SECTION 6.11.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL...13
Section 6.12.  Execution in Counterparts......................................14
Section 6.13.  Subsequent Mortgage Loans......................................14


Exhibit A - Mortgage Loan Schedule

Exhibit B - Representations and Warranties Regarding Superior Mortgage Loans Exhibit C - Representations and Warranties Regarding NC Mortgage Loans












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                  THIS  UNAFFILIATED  SELLER'S  AGREEMENT,  dated as of April 1,
2002, by and among MORGAN STANLEY ABS CAPITAL I INC., a Delaware corporation, its successors and assigns (the "Depositor"), and CDC Mortgage Capital Inc., a New York corporation and its successors (the "Unaffiliated Seller").

                  WHEREAS, Exhibit A attached hereto and made a part hereof lists certain first and second lien mortgage loans (the "Mortgage Loans") owned by the Unaffiliated Seller and the Unaffiliated Seller desires to sell to the Depositor and that the Depositor desires to purchase; and

                  WHEREAS, it is the intention of the Unaffiliated Seller and the Depositor that simultaneously with the Unaffiliated Seller's conveyance of the Mortgage Loans to the Depositor on the Closing Date, (a) the Depositor shall deposit the Mortgage Loans in a trust pursuant to a Pooling and Servicing
Agreement to be dated as of April 1, 2002 (the "Pooling and Servicing Agreement"), to be entered into by and among the Depositor, as depositor, Ocwen Federal Bank FSB, as servicer (in such capacity, the "Servicer"), the Unaffiliated Seller and Deutsche Bank National Trust Company (f/k/a Bankers Trust Company of California, N.A.), as trustee and collateral agent (in each such capacity, as applicable, the "Trustee") and (b) the Trustee shall issue certificates evidencing beneficial ownership interests in the property of the trust fund formed by the Pooling and Servicing Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.01. DEFINITIONS. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article I:

                  "AGREEMENT" means this Unaffiliated Seller's Agreement, as amended or supplemented in accordance with the provisions hereof.

                  "PROSPECTUS" means the Prospectus, dated November 8, 2001, relating to the offering by the Depositor from time to time of its Mortgage-Pass-through Certificates (Issuable in Series) in the form in which it was or will be filed with the Commission pursuant to Rule 424(b) under the Securities Act with respect to the offer and sale of the Certificates.

                  "PROSPECTUS SUPPLEMENT" means the Prospectus Supplement, dated April 22, 2002, relating to the offering of the Certificates in the form in which it was or will be filed with the Commission pursuant to Rule 424(b) under the Securities Act with respect to the offer and sale of the Certificates.

                  "REGISTRATION STATEMENT" means that certain registration statement on Form S-3, as amended (Registration No. 333-65702) relating to the offering by the Depositor from time to time of its Mortgage-Backed Certificates (Issuable in Series) as heretofore declared effective by the Commission.

                  "TERMINATION EVENT" means the existence of any one or more of the following conditions:

                           (a) a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been initiated or threatened by the Commission; or

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                           (b)  subsequent to the execution and delivery of this
         Agreement, a downgrading, or public notification of a possible change, without indication of direction, shall have occurred in the rating afforded any of the debt securities or claims paying ability of any person providing any form of credit enhancement for any of the
         Certificates,   by  any  "nationally   recognized   statistical  rating
         organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; or

                           (c) subsequent to the execution and delivery of this Agreement, there shall have occurred an adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Unaffiliated Seller reasonably determined by the Depositor to be material; or

                           (d) subsequent to the date of this Agreement there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities substantially similar to the
         Certificates; (ii) a general moratorium on commercial banking activities in the State of New York declared by either Federal or New York State authorities; or (iii) the engagement by the United States in hostilities, or the escalation of such hostilities, or any calamity or crisis, if the effect of any such event specified in this clause (iii) in the judgment of the Depositor makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Certificates on the terms and in the manner contemplated in the Prospectus Supplement.

                  "UNAFFILIATED SELLER" means CDC Mortgage Capital Inc., in its capacity as Unaffiliated Seller of the Mortgage Loans under this Agreement.

                  Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Pooling and Servicing Agreement.

                                   ARTICLE II

                  PURCHASE, SALE AND CONVEYANCE OF MORTGAGE LOANS

                  Section 2.01. AGREEMENT TO PURCHASE THE MORTGAGE LOANS.

                  (a) Subject to the terms and conditions of this Agreement, the Unaffiliated Seller agrees to sell, and the Depositor agrees to purchase, the Mortgage Loans having the Cut-Off Date Aggregate Principal Balance or, in accordance with Section 2.08 hereof, such other balance as is evidenced by the actual Cut-Off Date Aggregate Principal Balance of the Mortgage Loans accepted by the Depositor on the Closing Date and listed in the Mortgage Loan Schedule.

                  (b) The Depositor and the Unaffiliated Seller have agreed upon which of the Unaffiliated Seller's Mortgage Loans are to be purchased by the Depositor on the Closing Date pursuant to this Agreement, and the Unaffiliated Seller has prepared a schedule describing the Mortgage Loans (the "MORTGAGE LOAN SCHEDULE") setting forth all of the Mortgage Loans to be purchased under this Agreement, which schedule is attached hereto as Exhibit A. The Mortgage Loan Schedule shall conform to the definition of "Mortgage Loan Schedule" in the Pooling and Servicing Agreement.

                  (c) The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of Dewey Ballantine LLP, New York, New York, at 10:00 a.m., New York time, on April 30, 2002 or such other place and time as the parties shall agree (such time being herein referred to as the "Closing Date").



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

                  Section 2.02. [RESERVED].

                  Section 2.03. PURCHASE PRICE. On the Closing Date, as consideration for the Unaffiliated Seller's sale of the Mortgage Loans to the Depositor, the Depositor will deliver to the Unaffiliated Seller (i) an amount in cash equal to 99.5% of the aggregate principal balance as of the Closing Date of the Offered Certificates, payable by wire transfer of same day funds and (ii) the Class X, Class P and Class R Certificates.

                  The consideration described in this Section 2.03 collectively represents full consideration for the Unaffiliated Seller's sale of the Mortgage Loans to the Depositor.

                  Section 2.04. CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES.

                  (a) On the Closing Date the Unaffiliated Seller shall sell, transfer, assign, set over and convey or cause to be assigned, set over or conveyed, to the Depositor, without recourse but subject to the terms of this Agreement and each of the Assignment and Recognition Agreements, all right, title and interest in and to the applicable Mortgage Loans, including all principal outstanding as of, and all interest due after, the Cut-Off Date, after giving effect to scheduled principal payments due on the Cut-off Date, whether or not received (except for $633,421.80 in interest, which is being retained by the Unaffiliated Seller), the Insurance Policies relating to each such Mortgage Loan, all right, title and interest in and to the proceeds of such Insurance Policies and all of its rights under this Agreement with respect to the Mortgage Loans from and after the Cut-Off Date. Upon payment of the purchase price for such Mortgage Loans as provided in Section 2.03 of this Agreement, the Unaffiliated Seller shall have hereby, and shall be deemed to have, or caused to have sold, transferred, assigned, set over and conveyed such Mortgage Loans, the Insurance Policies relating to each such Mortgage Loan, all right, title and interest in and to the proceeds of such Insurance Policies and all of their rights under this Agreement with respect to the Mortgage Loans from and after the Cut-Off Date.

                  (b) Upon the sale of such Mortgage Loans, the ownership of each related Mortgage Note, each related Mortgage and the contents of the related Mortgage File shall immediately vest in the Depositor and the ownership of all related records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Unaffiliated Seller shall immediately vest in the Depositor. The contents of any Mortgage File in the possession of the Unaffiliated Seller at any time after such sale, and any principal and interest due on the Mortgage Loans after the Cut-Off Date and received by or on behalf of the Unaffiliated Seller (except for $633,421.80 in interest, which is being retained by the Unaffiliated Seller), shall be held in trust by the Unaffiliated Seller for the benefit of the Depositor as the owner thereof, and shall be promptly delivered by the Unaffiliated Seller to or upon the order of the Depositor.

                  (c) Pursuant to the Pooling and Servicing Agreement, the Depositor shall, on the Closing Date, assign all of its right, title and interest in and to the applicable Mortgage Loans, the related Insurance Policies and any proceeds thereof and all of its rights under this Agreement to the Trust.

                  Section 2.05. EXAMINATION OF MORTGAGE FILES. Prior to the Closing Date, the Unaffiliated Seller shall make the Mortgage Files available to the Depositor or its designee for examination at the Unaffiliated Seller's offices or at such other place as the Unaffiliated Seller shall reasonably specify. Such examination may be made by the Depositor or its designee at any time on or before the Closing Date. If the Depositor or its designee makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the Depositor as described in this Agreement, such Mortgage Loans shall be deleted from the Mortgage Loan Schedule and may be replaced, prior to the Closing Date, by substitute Mortgage Loans acceptable to the Depositor.

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The Depositor may, at its option and without notice to the Unaffiliated  Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Depositor or the Trustee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Depositor or the Trustee to demand repurchase or other relief as provided in this Agreement.

                  Section 2.06. BOOKS AND RECORDS. The sale of each Mortgage Loan shall be reflected on the Unaffiliated Seller's accounting and other records, balance sheet and other financial statements as a sale of assets by the Unaffiliated Seller to the Depositor. The Unaffiliated Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee for the benefit of the Certificateholders and the Class A Certificate Insurer.

                  Section 2.07. COST OF DELIVERY AND RECORDATION OF DOCUMENTS. The costs relating to the delivery and recordation of the documents specified in this Article II in connection with the Mortgage Loans shall be borne by the Originators.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.01. REPRESENTATIONS AND WARRANTIES AS TO THE UNAFFILIATED SELLER. The Unaffiliated Seller hereby represents and warrants to the Depositor, as of the Closing Date, that:

                  (a) The Unaffiliated Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state necessary in order to conduct business of the type conducted by the Unaffiliated Seller and to perform its obligations as the Unaffiliated Seller hereunder; the Unaffiliated Seller has the full power and authority, corporate and otherwise, to execute and deliver this Agreement and each of the Assignment and Recognition Agreements and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Unaffiliated Seller and each of the Assignment and Recognition Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized; this Agreement and each of the Assignment and Recognition Agreements evidence the valid, binding and enforceable obligations of the Unaffiliated Seller; and all requisite corporate action has been taken by the Unaffiliated Seller to make this Agreement and each of the Assignment and Recognition Agreements valid and binding upon the Unaffiliated Seller in accordance with their respective terms;

                  (b) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Unaffiliated Seller of or compliance by the Unaffiliated Seller with this Agreement and each of the Assignment and Recognition Agreements or the sale of the Mortgage Loans pursuant to the terms of this Agreement and each of the Assignment and Recognition Agreements or the consummation of the transactions contemplated by this Agreement and each of the Assignment and Recognition Agreements, or if required, such approval has been obtained prior to the Closing Date;

                  (c) Neither the execution and delivery of this Agreement, each of the Assignment and Recognition Agreements, the acquisition nor origination of the Mortgage Loans by the Unaffiliated Seller nor the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, has or will conflict with or result in a breach of any of the terms,

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conditions or provisions of the Unaffiliated  Seller's charter or by-laws or any legal  restriction  or any  agreement or  instrument  to which the  Unaffiliated
Seller is now a party or by which it is bound or to which its property is subject, or constitute a default or result in an acceleration under any of the foregoing, except such unfulfillment, non-compliance or default or acceleration does not in the aggregate have a material adverse effect on the operation, business, condition (business or otherwise) of the Unaffiliated Seller or result in the violation of any law, rule, regulation, order, judgment or decree to which the Unaffiliated Seller or its property is subject, except such violation does not in the aggregate have a material adverse effect on the operation, business, condition (business or otherwise) of the Unaffiliated Seller or impair the ability of the Trustee (or the Servicer as the agent of the Trustee) to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

                  (d) There is no action, suit, proceeding or investigation pending nor, to the knowledge of the Unaffiliated Seller, threatened before a court, administrative agency or government tribunal against the Unaffiliated Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Unaffiliated Seller, or in any material impairment of the right or ability of the Unaffiliated Seller to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement and any of the Assignment and Recognition Agreements, the Mortgage Loans, or of any action taken or to be taken in connection with the obligations of the Unaffiliated Seller contemplated herein or therein, or which would impair materially the ability of the Unaffiliated Seller to perform under the terms of this Agreement or any of the Assignment and Recognition Agreements or that will prohibit its entering into this Agreement or any of the Assignment and Recognition Agreements or the consummation of any of the transactions contemplated hereby or under any subservicing agreements;

                  (e) The Unaffiliated Seller is not in violation of or in default with respect to, and the execution and delivery of this Agreement by the Unaffiliated Seller and its performance of and compliance with the terms hereof will not constitute a violation or default with respect to, any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation or default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Unaffiliated Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder or under any subservicing agreement;

                  (f) Upon the receipt of each Trustee's Mortgage File by the Depositor (or its assignee) under this Agreement, the Depositor (or its assignee) will own on behalf of the Trust Fund to each related Mortgage Loan and such other items comprising the corpus of the Trust Fund free and clear of any lien created by the Unaffiliated Seller (other than liens which will be simultaneously released);

                  (g) The consummation of the transactions contemplated by this Agreement and each of the Assignment and Recognition Agreements are in the ordinary course of business of the Unaffiliated Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Unaffiliated Seller pursuant to this Agreement and each of the Assignment and Recognition Agreements are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                  (h) With respect to any Mortgage Loan purchased by the Unaffiliated Seller, the Unaffiliated Seller acquired title to the Mortgage Loan in good faith, without notice of any adverse claim;

                  (i) The Unaffiliated Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement and each of the Assignment and Recognition Agreements. The Unaffiliated Seller is solvent and the sale of the Mortgage

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


Loans by the Unaffiliated Seller pursuant to the terms of this Agreement and each of the Assignment and Recognition Agreements will not cause the Unaffiliated Seller to become insolvent. The sale of the Mortgage Loans by the Unaffiliated Seller pursuant to the terms of this Agreement and each of the Assignment and Recognition Agreements was not undertaken with the intent to hinder, delay or defraud any of the Unaffiliated Seller's creditors;

                  (j) The Mortgage Loans are not intentionally selected in a manner so as to affect adversely the interests of the Depositor or of any transferee of the Depositor (including the Trust and the Trustee);

                  (k) The Unaffiliated Seller will treat the disposition of the Mortgage Loans pursuant to this Agreement and each of the Assignment and Recognition Agreements as a sale for accounting and tax purposes;

                  (l) The Unaffiliated Seller has not dealt with any broker or agent or anyone else that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans to the Depositor other than to the Depositor or an affiliate thereof; and

                  (m) The consideration received by the Unaffiliated Seller upon the sale of the Mortgage Loans under this Agreement and each of the Assignment and Recognition Agreements constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

                  Section 3.02. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor hereby represents, warrants and covenants to the Unaffiliated Seller, as of the date of execution of this Agreement and the Closing Date, that:

                  (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (b) The Depositor has the corporate power and authority to purchase each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all the transactions contemplated by this Agreement and each of the Assignment and Recognition Agreements;

                  (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, and, assuming the due authorization, execution and delivery hereof and thereof by the Unaffiliated Seller and the Originators, constitutes the legal, valid and binding agreements of the Depositor, enforceable against the Depositor in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or any of the Assignment and Recognition Agreements or the consummation by the Depositor of any of the transactions contemplated hereby or thereby, except such as have been made on or prior to the Closing Date;

                  (e) The Depositor has filed or will file the Prospectus and Prospectus Supplement with the Commission in accordance with Rule 424(b) under the Securities Act; and

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


                  (f) None of the execution and delivery of this Agreement or any of the Assignment and Recognition Agreements, the purchase of the Mortgage Loans from the Unaffiliated Seller, the consummation of the other transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement or any of the Assignment and Recognition Agreements, (i) conflicts or will conflict with the charter or bylaws of the Depositor or conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under, any term, condition or provision of any indenture, deed of trust, contract or other agreement or other instrument to which the Depositor is a party or by which it is bound and which is material to the Depositor, or (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over the Depositor.

                  Section 3.03. REPRESENTATIONS AND WARRANTIES REGARDING THE MORTGAGE LOANS

         The Unaffiliated Seller hereby represents and warrants to the Depositor, as of the Closing Date, that (i) to the effect set forth in Exhibit B attached hereto with respect to each Superior Mortgage Loan and (ii) to the effect set forth in Exhibit C attached hereto with respect to each NC Mortgage Loan.

                                   ARTICLE IV

                             THE UNAFFILIATED SELLER

                  Section 4.01. COVENANTS OF THE UNAFFILIATED SELLER. The Unaffiliated Seller covenants to the Depositor as follows:

                  (a) The Unaffiliated Seller shall cooperate with the Depositor and the firm of independent certified public accountants retained with respect to the issuance of the Certificates in making available all information and taking all steps reasonably necessary to permit the accountants' letters required hereunder to be delivered within the times set for delivery herein.

                  (b) The Unaffiliated Seller agrees to satisfy or cause to be satisfied on or prior to the Closing Date, all of the conditions to the Depositor's obligations set forth in Section 5.01 hereof that are within the Unaffiliated Seller's (or its agents') control.

                  (c) The Unaffiliated Seller hereby agree to do all acts, transactions, and things and to execute and deliver all agreements, documents, instruments, and papers by and on behalf of the Unaffiliated Seller as the Depositor or its counsel may reasonably request in order to consummate the transfer of the Mortgage Loans to the Depositor and the subsequent transfer thereof to the Trustee, and the rating, issuance and sale of the Certificates.

                  Section 4.02. MERGER OR CONSOLIDATION. The Unaffiliated Seller will keep in full effect its existence, rights and franchises as a corporation and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to perform its duties under this Agreement. Any Person into which the Unaffiliated Seller or the Unaffiliated Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Unaffiliated Seller shall be a party, or any Person succeeding to the business of the Unaffiliated Seller, shall be approved by the Depositor which approval shall not be unreasonably withheld. The Unaffiliated Seller shall send notice of any such merger or consolidation to the Depositor.

                  Section 4.03. COSTS. In connection with the transactions contemplated under this Agreement and the Pooling and Servicing Agreement, the Unaffiliated Seller shall promptly pay (or shall promptly reimburse the Depositor to the extent that the Depositor shall have paid or otherwise incurred):

(a) the fees and disbursements of the Depositor's and the Unaffiliated Seller's counsel; (b) the fees of Fitch, S&P and Moody's; (c) any of the fees of the Trustee and the fees and disbursements of the Trustee's counsel; (d) expenses incurred in connection with printing the Prospectus, the Prospectus Supplement, any amendment or supplement thereto, any preliminary prospectus and the Certificates; (e) fees and expenses relating to the filing of documents with the Securities and Exchange Commission (including without limitation periodic reports under the Exchange Act); (f) the shelf registration amortization fee of 0.092% of the Certificate Balance of the Offered Certificates on the Closing Date, paid in connection with the issuance of Offered Certificates; (g) the fees and disbursements for the accountants for the Unaffiliated Seller; and (h) all of the initial expenses of the Class A Certificate Insurer including, without limitation, legal fees and expenses, accountant fees and expenses and expenses in connection with due diligence conducted on the Custodial Files but not including the initial premium paid to the Class A Certificate Insurer. For the avoidance of doubt, the parties hereto acknowledge that it is the intention of the parties that the Depositor shall not pay any of the Trustee's fees and expenses (other than amounts paid from Trust Fund cashflow under Section 4.02 of the Pooling and Servicing Agreement) in connection with the transactions contemplated by the Pooling and Servicing Agreement. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expenses.

                                   ARTICLE V

                              CONDITIONS OF CLOSING

                  Section 5.01. CONDITIONS OF DEPOSITOR'S OBLIGATIONS. The obligations of the Depositor to purchase the Mortgage Loans will be subject to the satisfaction on the Closing Date of the following conditions. Upon payment of the purchase price for the Mortgage Loans, such conditions shall be deemed satisfied or waived.

                  (a) Each of the obligations of the Unaffiliated Seller and of the Originators required to be performed by it or them on or prior to the Closing Date pursuant to the terms of this Agreement, each Assignment and Recognition Agreement or the Pooling and Servicing Agreement shall have been duly performed and complied with, the representations and warranties of the Unaffiliated Seller under this Agreement and of the Originators under the related Assignment and Recognition Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, and the Depositor shall have received a certificate to the effect of the foregoing signed by an authorized officer of the Unaffiliated Seller and the Originators.

                  (b) The Depositor shall have received a letter dated the date of this Agreement, in form and substance acceptable to the Depositor and its counsel, prepared by Deloitte & Touche LLP, independent certified public accountants, regarding the numerical information contained in the Prospectus Supplement including, but not limited to the information under the captions "Prepayment and Yield Considerations" and "The Mortgage Loan Pool" regarding any numerical information in any marketing materials relating to the Certificates and regarding any other information as reasonably requested by the Depositor.

                  (c) The Mortgage Loans will be acceptable to the Depositor, in its sole reasonable discretion.

                  (d) The Depositor shall have received the following additional closing documents, in form and substance reasonably satisfactory to the Depositor and its counsel:

                  (i) the Mortgage Loan Schedule;

                  (ii) this Agreement, each Assignment and Recognition Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement and the Underwriting Agreement dated as of April 22, 2002 between the Depositor and the Representative and all documents required thereunder, duly executed and delivered by each of the parties thereto other than the Depositor;

                  (iii) officer's certificates of an officer of the Unaffiliated Seller, dated as of the Closing Date, and attached thereto resolutions of the board of directors and a copy of the Unaffiliated Seller's charter and by-laws;

                  (iv) copies of the Unaffiliated Seller's charter and all amendments, revisions, and supplements thereof, certified by a secretary of each entity;

                  (v) opinions of the counsel for each of the Originators (other than Superior) and the Unaffiliated Seller as to various corporate matters in a form acceptable to the Depositor, its counsel, the Class A Certificate Insurer, Fitch, S&P and Moody's (it being agreed that each opinion shall expressly provide that the Trustee shall be entitled to rely on the opinion);

                  (vi) opinions of counsel for the Unaffiliated Seller, in forms acceptable to the Depositor, its counsel, the Class A Certificate Insurer, Fitch, S&P and Moody's as to such matters as shall be required for the assignment of a rating to the Class A Certificates of "AAA" by Fitch, "AAA" by S&P, and "Aaa" by Moody's (it being agreed that such opinions shall expressly provide that the Trustee shall be entitled to rely on such opinions);

                  (vii) a letter from Moody's to the effect that it has assigned ratings of "Aaa," "A2" and "Baa3" to the Class A, Class M and Class B Certificates, respectively;

                  (viii) a letter from S&P to the effect that it has assigned ratings of "AAA," "A" and "BBB-" to the Class A, Class M and Class B Certificates, respectively;

                  (ix) a letter from Fitch to the effect that it has assigned ratings of "AAA," "A" and "BBB-" to the Class A, Class M and Class B Certificates, respectively;

                  (x) an opinion of counsel for the Trustee in form and substance acceptable to the Depositor, its counsel, Fitch, Moody's, the Class A Certificate Insurer and S&P (it being agreed that the opinion shall expressly provide that the Unaffiliated Seller shall be entitled to rely on the opinion);

                  (xi) an opinion or opinions of counsel for the Servicer, in form and substance acceptable to the Depositor, its counsel, the Class A Certificate Insurer, Fitch, Moody's and S&P (it being agreed that the opinion shall expressly provide that the Unaffiliated Seller shall be entitled to rely on the opinion); and

                  (xii) an opinion or opinions of counsel for the Class A Certificate Insurer, in each case in form and substance acceptable to the Depositor, its counsel, Fitch, Moody's and S&P (it being agreed that the opinion shall expressly provide that the Unaffiliated Seller shall be entitled to rely on the opinion).

                  (e) The Class A Certificate Insurance Policy shall have been duly executed, delivered and issued with respect to the Class A Certificates.

                  (f) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Depositor and its counsel.

                  (g) The Unaffiliated Seller shall have furnished the Depositor with such other certificates of its officers or others and such other documents or opinions as the Depositor or its counsel may reasonably request.

                  Section 5.02. CONDITIONS OF UNAFFILIATED SELLER'S OBLIGATIONS. The obligations of the Unaffiliated Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

                  (a) Each of the obligations of the Depositor required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Depositor contained in this Agreement shall be true and correct as of the Closing Date and the Unaffiliated Seller shall have received a certificate to that effect signed by an authorized officer of the Depositor.

                  (b) The Unaffiliated Seller shall have received the following additional documents:

                       (i) each of the Assignment and Recognition Agreements, the Pooling and Servicing Agreement, and all documents required thereunder, in each case executed by the Depositor as applicable; and

                       (ii) a copy of a letter from Moody's to the Depositor to the effect that it has assigned ratings of "Aaa," "A2" and "Baa3" to the Class A, Class M and Class B Certificates, respectively, a copy of a letter from Fitch to the Depositor to the effect that it has assigned ratings of "AAA," "A" and "BBB-" to the Class A, Class M and Class B Certificates, respectively, and a copy of a letter from S&P to the Depositor to the effect that it has assigned ratings of "AAA," "A" and "BBB-" to the Class A, Class M and Class B Certificates, respectively,.

                       (iii) an opinion of counsel for the Trustee in form and substance acceptable to the Unaffiliated Seller and its counsel;

                       (iv) an opinion or opinions of counsel for the Class A Certificate Insurer, in each case in form and substance acceptable to the Unaffiliated Seller and its counsel.

                       (v) an opinion of the counsel for the Depositor as to securities and tax matters in form and substance acceptable to the Unaffiliated Seller and its counsel; and

                       (vi) an opinion of the counsel for the Depositor as to true sale matters in form and substance acceptable to the Class A Certificate Insurer and its counsel.

                  (c) All legal opinion letters and accountant's comfort letters delivered in connection with the transactions contemplated by this Agreement and the other agreements referred to herein shall be addressed to the Unaffiliated Seller and shall be in form and substance satisfactory to the Unaffiliated Seller.

                  (d) The Depositor shall have furnished the Unaffiliated Seller with such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Unaffiliated Seller may reasonably request.

                  Section 5.03. TERMINATION OF DEPOSITOR'S OBLIGATIONS. The Depositor may terminate its obligations hereunder by notice to the Unaffiliated Seller at any time before delivery of and payment of the purchase price for the Mortgage Loans if: (a) any of the conditions set forth in Section 5.01 are not satisfied when and as provided therein; (b) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Unaffiliated Seller, or for the winding up or liquidation of the affairs of the Unaffiliated Seller; (c) there shall have been the consent by the Unaffiliated Seller to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Unaffiliated Seller or of or relating to substantially all of the property of the Unaffiliated Seller; (d) any purchase and assumption agreement with respect to the Unaffiliated Seller or the assets and properties of the Unaffiliated Seller shall have been entered into; or (e) a Termination Event shall have occurred. The termination of the Depositor's obligations hereunder shall not terminate the Depositor's rights hereunder or its right to exercise any remedy available to it at law or in equity.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  Section 6.01. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, (i) if to the Depositor, addressed to the Depositor at Morgan Stanley ABS Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Managing Director - Asset Backed Finance Group, or to such other address as the Depositor may designate in writing to the other parties, or (ii) if to the Unaffiliated Seller, addressed to the Unaffiliated Seller at CDC Mortgage Capital Inc., 9 West 57th Street, New York, New York 10009, Attention: General Counsel, or to such other address as the Unaffiliated Seller may designate in writing to the other parties.

                  Section 6.02. SEVERABILITY OF PROVISIONS. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  Section 6.03. AGREEMENT OF UNAFFILIATED SELLER. The Unaffiliated Seller agrees to execute and deliver such instruments and take such actions as the Depositor may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

                  Section 6.04. SURVIVAL. The parties to this Agreement agree that the representations, warranties and agreements made by each of them herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party hereto, notwithstanding any investigation heretofore or hereafter made by such other party or on such other party's behalf, and that the representations, warranties and agreements made by the parties hereto in this Agreement or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans.

                  Section 6.05. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 6.06. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly permitted by the terms hereof, this Agreement may not be assigned, pledged or hypothecated by any party hereto to a third party without the written consent of the other party to this Agreement.

                  Section 6.07. CONFIRMATION OF INTENT; GRANT OF SECURITY INTEREST. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Unaffiliated Seller to the Depositor as contemplated by this Agreement and each of the Assignment and Recognition Agreements be, and be treated for all purposes as, a sale of the Mortgage Loans and that the conveyance of the Mortgage Loans by the Unaffiliated Seller to the Depositor as contemplated by this Agreement and each of the Assignment and Recognition Agreements be, and be treated for accounting purposes as, a sale of the Mortgage Loans. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Unaffiliated Seller to the Depositor to secure a debt or other obligation of the Unaffiliated Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Originators or the Unaffiliated Seller then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein and each of the Assignment and Recognition Agreements shall be deemed to be a grant by the Originators to the Unaffiliated Seller and by the Unaffiliated Seller to the Depositor of a security interest in all of such parties' right, title and interest in and to the Mortgage Loans and all amounts payable on the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the possession by the Depositor of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Depositor for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Depositor pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Unaffiliated Seller and the Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement or any of the Assignment and Recognition Agreements were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

                  Section 6.08. MISCELLANEOUS. This Agreement and each of the Assignment and Recognition Agreements supersedes all prior agreements and understandings relating to the subject matter hereof.

                  Section 6.09. AMENDMENTS.

                  (a) This Agreement may be amended from time to time by the Unaffiliated Seller and the Depositor by written agreement, without notice to or consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by (i) an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee or (ii) a letter from each Rating Agency confirming that such amendment will not result in the reduction, qualification or withdrawal of the current rating of the Certificates, adversely affect in any material respect the interests of any Certificateholder; and provided, further, that no such amendment shall (x) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or (y) change the rights or obligations of any other party hereto without the consent of such party, or (z) cause the Unaffiliated Seller to conduct any activity not permitted for qualified special purpose entities under the current accounting literature.

                  (b) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

                  SECTION 6.10. THIRD-PARTY BENEFICIARIES. The parties agree that each of the Class A Certificate Insurer, the Servicer, and the Trustee is an intended third-party beneficiary of this Agreement to the extent necessary to enforce the rights and to obtain the benefit of the remedies of the Depositor under this Agreement which are assigned to the Trustee for the benefit of the Certificateholders and the Class A Certificate Insurer, pursuant to the Pooling and Servicing Agreement, and to the extent necessary to obtain the benefit of the enforcement of the obligations and covenants of the Unaffiliated Seller under Section 4.01 of this Agreement.

                  SECTION 6.11. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

                  (b) THE DEPOSITOR AND THE UNAFFILIATED SELLER EACH HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 6.01 OF THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAIL, POSTAGE PREPAID. THE ORIGINATORS, THE DEPOSITOR AND THE UNAFFILIATED SELLER EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ORIGINATORS, THE DEPOSITOR AND THE UNAFFILIATED SELLER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ANY SUCH PARTIES' RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

                  (c) THE DEPOSITOR AND THE UNAFFILIATED SELLER EACH HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                  Section 6.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 6.13. SUBSEQUENT MORTGAGE LOANS.. Sales of Subsequent Mortgage Loans shall be effectuated by means of Subsequent Transfer Agreements on substantially the form of Exhibit K to the Pooling and Servicing Agreement.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties to this Unaffiliated Seller's Agreement have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                      MORGAN STANLEY ABS CAPITAL I INC.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      CDC MORTGAGE CAPITAL INC.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:















             [Signature Page to the Unaffiliated Seller's Agreement]

                                                                       EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                                                                       EXHIBIT B

    REPRESENTATIONS AND WARRANTIES OF THE UNAFFILIATED SELLER AS TO THE SUPERIOR MORTGAGE LOANS

                  With respect to each Superior Mortgage Loan, the Unaffiliated Seller hereby makes the representations and warranties set forth in this Exhibit B only to the Depositor and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this Exhibit B shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

                  (1) MORTGAGE LOAN SCHEDULE. As of the Cut-off Date, the following information as set forth in the Data Tape Information is true and correct with respect to each Superior Mortgage Loan: (i) the paid-through date as of the Cut-off Date; (ii) the principal balance of the Mortgage Loan as of the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date;

                  (2) PAYMENTS CURRENT. As of the Cut-off Date, unless otherwise indicated on the Mortgage Loan Schedule no payment required under the Mortgage Loan is 30 days or more delinquent;

                  (3) ORIGINAL TERMS UNMODIFIED. Since the date the Unaffiliated
            Seller purchased the Mortgage Loan, the terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect;

                  (4)  NO   SATISFACTION   OF  MORTGAGE.   Since  the  date  the
            Unaffiliated Seller purchased the Mortgage Loan, the Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. From and after the date the Unaffiliated Seller purchased the Mortgage Loan, the Unaffiliated Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Unaffiliated Seller waived any default resulting from any action or inaction by the Mortgagor;

                  (5) NO DEFAULTS.  Other than payments due, to the Unaffiliated
            Seller's knowledge, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration;

                  (6) MORTGAGED PROPERTY UNDAMAGED; NO CONDEMNATION PROCEEDINGS.
            To the Unaffiliated Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. To the Unaffiliated Seller's knowledge, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair;

                  (7) OTHER INSURANCE POLICIES. From and after the date the Unaffiliated Seller purchased the Mortgage Loan, no action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any insurance policy related to the Mortgage Loans, irrespective of the cause of such failure of coverage;

                                                                       EXHIBIT C

             REPRESENTATIONS AND WARRANTIES OF THE UNAFFILIATED SELLER AS TO THE NC MORTGAGE LOANS

                  With respect to each NC Mortgage Loan, the Unaffiliated Seller hereby makes the representations and warranties set forth in this Exhibit C only to the Depositor and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this Exhibit C shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

                  (1) MORTGAGE LOAN SCHEDULE. As of the Cut-off Date, the following information as set forth in the Data Tape Information is true and correct with respect to each New Century Mortgage Loan: (i) paid through date as of the Cut-off Date; (ii) the principal balance of the Mortgage Loan as of the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; and

                  (2) PAYMENTS CURRENT. As of the Cut-off Date, unless otherwise indicated on the Mortgage Loan Schedule no payment required under the Mortgage Loan is 30 days or more delinquent.








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